                                                                       EXHIBIT 2

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                           [    ], 2003

Investors Bank & Trust Company
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Re: Amendment to the Custodian Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") and Investors Bank & Trust Co. ("IBT"), as amended.

Ladies and Gentlemen:

         GMO Trust hereby notifies you that it has established an additional series of shares, namely, the "GMO Global Allocation Absolute Return Fund" (the "New Fund"). The Trust (as defined in the Agreement) desires that you serve as custodian of the assets of the New Fund under the terms of the Agreement.

         If you agree to so serve as custodian for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, GMO and you in accordance with its terms.

                                      Sincerely,

                                      GMO TRUST

                                      By: ______________________________
                                          Name:  Elaine M. Hartnett
                                          Title: Vice President and Secretary

                                      GRANTHAM, MAYO,
                                      VAN OTTERLOO & CO. LLC

                                      By: ______________________________
                                          Name:  Elaine M. Hartnett
                                          Title: Associate General Counsel

Investors Bank & Trust Company          - 2                         [    ], 2003

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By: _______________________
    Name:
    Title: